Exhibit 5.1

150 Third Avenue South, Suite 2800
Nashville, TN 37201
(615) 742-6200

July 19, 2022

AutoZone, Inc.

123 South Front Street

Memphis, Tennessee 38103

Ladies and Gentlemen:

We have acted as counsel for AutoZone, Inc. a Nevada corporation (the “Company”) in connection with the registration of an indeterminate principal amount of debt securities (the “Debt Securities”), under the Securities Act of 1933, as amended (the “Securities Act”), on a registration statement on Form S-3 to be filed with the Securities and Exchange Commission (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”). In connection with the Registration Statement, you have requested our opinion with respect to the matters set forth below.

The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration by the Company of unsecured debt securities, in one or more series, which may be either senior or subordinated debt securities. Each series of Debt Securities will be evidenced by a note in the form filed as an exhibit to the Registration Statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated into the Registration Statement by reference. The Debt Securities will be issued pursuant to and governed by an indenture, dated as of August 8, 2003, between the Company and Regions Bank, successor to The Bank of New York Mellon Trust Company, N.A., as successor to Bank One Trust Company, N.A., as trustee (the “Trustee”) (as amended or supplemented from time to time, the “Indenture”).

In our capacity as your counsel in connection with the Registration Statement, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Debt Securities, and, for purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have not independently verified such factual matters.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, facsimile, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed, we have assumed that the parties thereto other than the Company had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect of such documents on such parties.

Further, for purposes of this opinion, we have assumed that (i) the issuance, sale, amount and terms of any Debt Securities to be offered from time to time will have been duly authorized and established by action by the Board of Directors of the Company or a duly authorized committee thereof and other proper corporate action of the Company (“Corporate Action”), consistent with the procedures and terms described in the Registration Statement and in accordance with the procedures and terms described in the Registration Statement and in accordance with the Company’s articles of incorporation and bylaws and applicable Nevada corporate law, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Debt Securities; (ii) at the time of offer, issuance and sale of any Debt Securities, the Registration Statement will be effective under the Securities Act, and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) any Debt Securities will be issued pursuant to the Indenture; (iv) the Debt Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Corporate Action authorizing such sale and any underwriting agreement, purchase agreement or other applicable agreement as contemplated by the Registration Statement and/or the applicable Prospectus Supplement; and (v) the Company will remain a Nevada corporation.

bassberry.com

July 19, 2022

We are opining as to the effect on the subject transaction only of the applicable provisions of the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level), as currently in effect, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated below. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

When the specific terms of the Debt Securities have been duly authorized and duly established in accordance with the terms of the Indenture and applicable law (including, without limitation, the adoption by the Board of Directors of the Company of a resolution authorizing the issuance and delivery of the Debt Securities), and the Debt Securities have been duly executed, authenticated, issued and delivered by or on behalf of the Company against payment therefor in accordance with the terms of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions rendered in the above paragraph are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether enforcement is considered in a proceeding in equity or at law; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the unenforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy. We express no opinion (i) concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws, (ii) with respect to whether acceleration of Debt Securities may affect the collectability of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon or (iii) as to the enforceability of any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment rendered in another currency. The opinions rendered in the above paragraph do not include opinions with respect to compliance with laws relating to permissible rates of interest.

To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that a Statement of Eligibility of the Trustee on Form T-1 has been properly filed with the Securities and Exchange Commission; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under such Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under such Indenture.

July 19, 2022

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading “Legal Matters.” In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

Yours very truly,

/s/ Bass, Berry & Sims PLC